Exhibit 2.2

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of May 14, 2020, is by and among The Charles Schwab Corporation, a Delaware corporation (“Parent”), Americano Acquisition Corp., a Delaware corporation and a direct, wholly owned Subsidiary of Parent (“Merger Sub”), and TD Ameritrade Holding Corporation, a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, Parent, Merger Sub and the Company are parties to that certain Agreement and Plan of Merger, dated as of November 24, 2019 (the “Merger Agreement”);

WHEREAS, Section 11.03 of the Merger Agreement provides that any amendment to the Merger Agreement must be made in writing and signed by each of Parent, Merger Sub and the Company; and

WHEREAS, Parent, Merger Sub and the Company desire to amend the Merger Agreement pursuant to Section 11.03 thereof as set forth herein.

NOW THEREFORE, in consideration of the covenants set forth herein, and for other good and valuable consideration, Parent, Merger Sub and the Company hereby agree as follows:

SECTION 1.    Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

SECTION 2.    Amendment to the Merger Agreement. Exhibit B of the Merger Agreement is hereby amended and restated in its entirety as set forth on Annex I of this Amendment.

SECTION 3.    No Further Amendment. Except as and to the extent expressly modified by this Amendment, the Merger Agreement is not otherwise being amended, modified or supplemented and shall remain in full force and effect in accordance with its terms.

SECTION 4.    References to the Merger Agreement. Once this Amendment becomes effective, each reference in the Merger Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import referring to the Merger Agreement shall refer to the Merger Agreement as amended by this Amendment.

SECTION 5.    Miscellaneous Provisions. Article 11 of the Merger Agreement shall apply to this Amendment mutatis mutandis and to the Merger Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

THE CHARLES SCHWAB CORPORATION

By:	/s/ Peter Crawford
Name: Peter Crawford
Title: Executive Vice President and Chief Financial Officer

AMERICANO ACQUISITION CORP.

By:	/s/ Joseph R. Martinetto
Name: Joseph R. Martinetto
Title: Senior Executive Vice President and Chief Operating Officer

TD AMERITRADE HOLDING CORPORATION

By:	/s/ Stephen J. Boyle
Name: Stephen J. Boyle
Title: Interim President and Chief Executive Officer

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]